UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No. )

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Apartment Investment and Management Company
(Name of Registrant as Specified in Its Charter)

Land & Buildings Capital Growth Fund, LP

L & B Real Estate Opportunity Fund, LP

L&B OPPORTUNITY FUND, LLC

Land & Buildings GP LP

Land & Buildings Investment Management, LLC

Jonathan Litt

Corey Lorinsky

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a solicitation statement and an accompanying proxy card to be used to solicit votes from shareholders of Apartment Investment and Management Company, a Maryland corporation (the “Company”), to approve a non-binding resolution at the special meeting of the Company urging the Board of Directors of the Company to put any proposed separation or spin-off involving the Company to a vote of the Company’s shareholders at a duly called meeting of shareholders and to refrain from proceeding with any such separation or spin-off involving the Company unless approved by a vote of a majority of the Company’s shareholders.

Item 1: On November 23, 2020, Land & Buildings distributed the following press release:

Land & Buildings Calls on AIV to Stop Disenfranchising Shareholders and Allow Special Meeting to Take Place Prior to Reverse Spin-Off

Company Has Informed Land & Buildings That It Plans to Consummate Transaction “Shortly” and That Special Meeting Is “Unlikely to Occur Prior” to That

AIV’s Position Represents Stunning Repudiation of Will of Shareholders – 47% of Which Supported Call for Special Meeting to Vote on Reverse Spin-Off

Land & Buildings Questions Why Company Would Rush to Finalize Spin-Off Especially in Absence of its Previously Stated Reason For Haste – Namely, Potential Tax Changes in Event of a “Blue Wave” in Congress

STAMFORD, Conn. – (November 23, 2020) – Land & Buildings Investment Management, LLC (together with its affiliates, “Land & Buildings”), a significant shareholder of Apartment Investment and Management Company (“AIV”, “Aimco” or the “Company”) (NYSE: AIV), today commented on a letter it has received from the Company’s counsel indicating that AIV plans to consummate the planned reverse spin-off “shortly” and that the Special Meeting of Shareholders (the “Special Meeting”) is “unlikely to occur prior to the consummation of the separation due to documentation preparation time, SEC review and the notice requirements of the securities laws and NYSE requirements.”

The letter to Land & Buildings from Aimco’s counsel is available at AimHighAIV.com/press-releases.

Jonathan Litt, Founder and CIO of Land & Buildings stated, “This letter makes it crystal clear that Aimco does not care what its shareholders think. Forty-seven percent1 – nearly double the required 25% – of the Company’s shareholders supported our call for a Special Meeting to vote on the proposed reverse spin-off. Yet Aimco now apparently sees fit to ignore this significant groundswell of discontent as it plows forward with its misguided plans, while citing trivial excuses – such as time needed for document preparation – to justify delaying the Special Meeting. This is the very definition of disenfranchising shareholders.”

“Not only is it shocking that Aimco would so blatantly repudiate shareholders’ concerns and deny their voices from being heard on the future of their Company, it is also disturbing that the Company would rush to rapidly finalize a transaction with such potentially long-lasting effects. The Company had previously justified its need for speed by citing concerns about an impending “Blue Wave” in Congress that could result in major unfavorable tax changes for Aimco – something that now seems unlikely. Consider this post-election New York Times headline, for example: ‘As ‘Blue Wave’ Chances Crash, Wall St. Warms to Divided Government.’”2

1 Based on 148,865,947 outstanding shares of Common Stock as of October 28, 2020 as reported in the Company’s Quarterly Statement on Form 10-Q filed with the Securities and Exchange Commission on November 2, 2020.

2 “As ‘Blue Wave’ Chances Crash, Wall St. Warms to Divided Government,” The New York Times, November 4, 2020, https://www.nytimes.com/2020/11/04/business/stock-market-election-trump-biden.html?searchResultPosition=4.

“We call on Aimco to immediately cease ignoring the will of its shareholders and allow a vote on the reverse spin-off before moving forward with such a potentially value-destructive transaction.”

Media Contact:

Dan Zacchei / Joe Germani

Sloane & Company

212-486-9500

Dzacchei@sloanepr.com

JGermani@sloanepr.com

Investor Contact:

Scott Winter

Innisfree M&A Incorporated

212-750-5832

SWinter@innisfreema.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a solicitation statement and an accompanying proxy card to be used to solicit votes from shareholders of Apartment Investment and Management Company (the “Company”) to approve a non-binding resolution at the special meeting of the Company urging the Board of Directors of the Company to put any proposed separation or spin-off involving the Company to a vote of the Company’s shareholders at a duly called meeting of shareholders and to refrain from proceeding with any such separation or spin-off involving the Company unless approved by a vote of a majority of the Company’s shareholders.

LAND & BUILDINGS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE SOLICITATION STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE SOLICITATION STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the solicitation are anticipated to be Land & Buildings Capital Growth Fund, LP, a Delaware limited partnership (“L&B Capital” ), L & B Real Estate Opportunity Fund, LP, a Delaware limited partnership (“L&B Real Estate”), Land & Buildings GP LP, a Delaware limited partnership (“L&B GP”), L&B Opportunity Fund, LLC, a Delaware limited liability company (“L&B Opportunity”), Land & Buildings Investment Management, LLC, a Delaware limited liability company (“L&B Management”), Jonathan Litt and Corey Lorinsky.

As of the close of business on November 20, 2020, L&B Capital directly owns 412,970 shares of Class A Common Stock, $0.01 par value, of the Company (the “Common Stock”). As of the close of business on November 20, 2020, L&B Real Estate directly owns 818,667 shares of Common Stock. As of the close of business on November 20, 2020, L&B Opportunity directly owns 64,503 shares of Common Stock. As of the close of business on November 20, 2020, 1,718,105 shares of Common Stock were held in a certain account managed by L&B Management (the “Managed Account”). As of the close of business on November 20, 2020, L&B GP, as the general partner of each of L&B Capital and L&B Real Estate, beneficially owns the (i) 412,970 shares of Common Stock owned by L&B Capital and (ii) 818,667 shares of Common Stock owned by L&B Real Estate. As of the close of business on November 20, 2020, L&B Management, as the investment manager of each of L&B Capital, L&B Real Estate and L&B Opportunity, and as the investment advisor of the Managed Account, beneficially owns the (i) 412,970 shares of Common Stock owned by L&B Capital, (ii) 818,667 shares of Common Stock owned by L&B Real Estate, (iii) 64,503 shares of Common Stock owned by L&B Opportunity, and (iv) 1,718,105 shares of Common Stock held in the Managed Account. As of the close of business on November 20, 2020, Mr. Litt, as the managing principal of L&B Management, beneficially owns the (i) 412,970 shares of Common Stock owned by L&B Capital, (ii) 818,667 shares of Common Stock owned by L&B Real Estate, (iii) 64,503 shares of Common Stock owned by L&B Opportunity, and (iv) 1,718,105 shares of Common Stock held in the Managed Account. As of the close of business on November 20, 2020, Mr. Lorinsky directly owns 10 shares of Common Stock.

Item 2: Also on November 23, 2020, Land & Buildings published the following messages on Twitter:

Item 3: Also on November 23, 2020, Land & Buildings published the following message on LinkedIn:

Item 4: Also on November 23, 2020, Land & Buildings posted the following materials to https://aimhighaiv.com/: